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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

CONTACT:
John Johmann                              Atalanta Rafferty
LivePerson, Inc.                          Ruder Finn
917-210-9151                              212-693-6465
jjohmann@liveperson.com                   raffertya@ruderfinn.com


                         LIVEPERSON ACQUIRES HUMANCLICK,
           CREATING A GLOBAL MARKET LEADER IN REAL-TIME ECRM SOLUTIONS
                       FOR SMALL AND MID-SIZED BUSINESSES

ACQUISITION ADDS OVER 100,000 CUSTOMERS TO LIVEPERSON'S EXISTING GLOBAL PRESENCE

NEW YORK, NY, OCTOBER 13, 2000 - LivePerson, Inc. (Nasdaq: LPSN), a leading application service provider (ASP) of technology that enables real-time sales and customer service interaction over the Internet, has acquired Israel-based HumanClick, Ltd., which provides real-time, online customer service applications to more than 100,000 small and mid-sized businesses around the world. The acquisition solidifies LivePerson's position as a global leader in delivering real-time eCRM solutions via an ASP model to businesses operating online.

"Our acquisition of HumanClick provides us with significant growth opportunities, and enables us to open new sales channels," said Robert LoCascio, President and CEO of LivePerson. "We will leverage HumanClick's self-service capability to expand the reach of our technology via third-party distribution channels and partnerships. Much like AOL/ICQ's leadership position in instant messaging among individuals, the addition of HumanClick will assist LivePerson in becoming the standard real-time communication solution for businesses."

Under the terms of the agreement, LivePerson will issue up to 4.5 million shares in exchange for all outstanding shares of HumanClick, and will assume all outstanding options and warrants. The acquisition will be accounted for as a purchase. HumanClick will become a wholly-owned subsidiary of LivePerson.

With over 100,000 customers, HumanClick has substantial market share in the small and mid-sized business market with its real-time solution. Through this acquisition, LivePerson solidifies its leadership position in this market, and joins leading international technology companies with a development presence in Israel's high-growth technology hub.

In addition, LivePerson will gain opportunities to upgrade HumanClick's larger clients to LivePerson's comprehensive suite of eCRM solutions. Leveraging their ASP platforms, the combined companies will continue to provide cost-effective eCRM solutions that are easy to implement, and require no hardware installation, internal IT resources or ongoing maintenance.


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"We are pleased to join forces with LivePerson," said Eitan Ron, co-founder and
CEO of HumanClick. "LivePerson is a leading ASP delivering real-time eCRM solutions and we are excited to be a part of it. Through our free distribution strategy, HumanClick's vision has been to empower entrepreneurs and small businesses with real-time customer service. With LivePerson's presence in the mid- to large-sized market, we can deliver reliable and scalable solutions via an ASP model to the full spectrum of companies conducting business online."

Eitan Ron and Tal Golberg, co-founders of HumanClick, will remain as the principal senior executives, overseeing HumanClick operations at their present location in Israel.

With LivePerson's over 800 clients in 30 countries and HumanClick's over 100,000 registered users in 60 countries, the combined entity will offer a global solution that is served via the Internet. The combined entity will provide real-time customer service technology in 15 languages, including both simplified and traditional Chinese, Danish, Dutch, English, Finnish, French, German, Hebrew, Italian, Korean, Japanese, Norwegian, Portuguese, Spanish and Swedish.

ABOUT HUMANCLICK

HumanClick, Ltd. provides a leading customer service application delivered via the Internet, facilitating live, 24/7, interactive sales and customer support. The HumanClick service targets the Small and Medium Enterprise (SME) Market, permitting Web site visitors to get immediate, real-time help on demand, and enabling Web site owners to track and communicate with visitors to their sites.

ABOUT LIVEPERSON

LivePerson (www.liveperson.com) is a leading application service provider (ASP) of technology that facilitates real-time sales and customer service for companies doing business on the Internet. The LivePerson service enables online businesses to communicate with Internet users in real-time, thereby enhancing the online experience. The service offers clients the opportunity to increase sales, lower customer service costs and increase responsiveness to customer needs. LivePerson currently has over 800 signed clients.

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STATEMENTS IN THIS PRESS RELEASE REGARDING LIVEPERSON, INC. THAT ARE NOT
HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE LIVEPERSON'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING
STATEMENT: LIMITED HISTORY OF PROVIDING THE LIVEPERSON SERVICE; LIMITED HISTORICAL ANNUAL REVENUE AND HISTORY OF LOSSES; UNPROVEN BUSINESS MODEL; DEPENDENCE ON THE SUCCESS OF THE LIVEPERSON SERVICE; POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS; DEPENDENCE ON KEY EMPLOYEES; COMPETITION BOTH FOR QUALIFIED PERSONNEL AND IN THE MARKET FOR REAL TIME SALES AND CUSTOMER SERVICE TECHNOLOGY; RISKS RELATED TO MANAGING EXPANDING OPERATIONS; BUILDING AWARENESS OF THE LIVEPERSON BRAND NAME; TECHNOLOGY SYSTEMS BEYOND LIVEPERSON'S CONTROL AND TECHNOLOGY-RELATED DEFECTS THAT COULD DISRUPT THE LIVEPERSON SERVICE; DEPENDENCE ON THE GROWTH OF THE INTERNET AS A MEDIUM FOR COMMERCE AND THE VIABILITY OF THE INFRASTRUCTURE OF THE INTERNET; RESPONDING TO RAPID TECHNOLOGICAL CHANGE; INTEGRATION OF POTENTIAL FUTURE ACQUISITIONS; AND POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF NEEDED. THIS LIST IS INTENDED TO IDENTIFY ONLY


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CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER.
READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED FROM TIME TO TIME BY LIVEPERSON WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q, FILED ON AUGUST 10, 2000, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.